                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: April 7, 1999


                      CITIBANK, N.A.



                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:  Glenn S. Gray
                         Title:  Vice President and
                                 Assistant Secretary


                      CITICORP



                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:   Glenn S. Gray
                         Title:  Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:   Glenn S. Gray
                         Title:  Assistant Secretary